 Exhibit 10.8

AGREEMENT

THIS AGREEMENT (this “Agreement”), is dated as of July 16, 2020, by and among BOWX ACQUISITION CORP., a Delaware corporation (the “Company”), VIVEK Ranadivé (“Ranadivé) and MURRAY RODE (“Rode” and each of Ranadivé and Rode a “Sponsor” and collectively the “Sponsors”), and _______________ (“Subscriber”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, (i) Ranadivé shall sell to Subscriber, and Subscriber shall purchase, certain shares of Class B common stock of the Company (“Founder Shares”) and (ii) Subscriber shall purchase from the Company certain warrants of the Company (“Private Placement Warrants” and together with the Founder Shares, the “Securities”), each Private Placement Warrant to be identical to the warrants included in the units (the “Public Units”) to be sold by the Company in the Company’s initial public offering (“IPO”) (subject to certain exceptions).

NOW, THEREFORE, in consideration of the premises above, which are incorporated in this Agreement as if fully set forth below, and the mutual covenants and other agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Sponsors and Subscriber hereby agree as follows:

1. Closing; Conditions.

(a) Obligation. Upon execution, the Subscriber’s obligation to purchase the Securities, and Ranadivé’s and the Company’s obligation to sell the Securities to the Subscriber, in a private placement transaction (collectively, the “Private Placement”) shall be irrevocable, subject to the terms set forth in this Agreement.

(b) Closing. The closing of the purchase of the Private Placement Warrants (the “Warrant Closing”) shall take place at the offices of the Company, or such other place as determined by the Company (including remotely via delivery of electronic documents), on the closing of the IPO (the “Warrant Closing Date”). The closing of the purchase of the Founder Shares (the “Founder Shares Closing”) shall take place at the offices of the Company, or such other place as determined by the Company (including remotely via delivery of electronic documents), on the closing of the Business Combination (as defined below) (the “Founder Shares Closing Date”). As used herein, “Closing” means the Warrant Closing or the Founder Shares Closing, as applicable, and “Closing Date” means the Warrant Closing Date or the Founder Shares Closing Date, as applicable. If (i) the closing of the IPO has not occurred for any reason by September 14, 2020 or (ii) the Company is liquidated or dissolved prior to the Founder Shares Closing Date, then, unless the Subscriber otherwise agrees in writing, this Agreement shall terminate and be of no further force or effect.

(c) Closing Conditions. The Subscriber’s obligation to purchase the Securities and Ranadivé’s and the Company’s obligation to sell the Securities to Subscriber is conditioned upon satisfaction of the following conditions precedent (any or all of which may be waived by the Company, the Sponsors and the Subscriber in its sole discretion with respect to the other parties’ conditions):

(i) On the applicable Closing Date, no legal, administrative or regulatory action, suit or proceeding shall be pending which seeks to restrain or prohibit the transactions contemplated by this Agreement.

(ii) The representations and warranties of the Company, the Sponsors and the Subscriber contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the applicable Closing Date as if made on such Closing Date.

  (d) Subscription and Sale of the Securities. Subject to Section 1(f) hereof, (i) on the Warrant Closing Date, the Subscriber shall purchase from the Company, and the Company shall issue and sell to the Subscriber, the number of Private Placement Warrants indicated on the signature page hereof, in consideration for the Subscriber’s purchase price for such Private Placement Warrants indicated on the signature page hereof (the “Warrant Purchase Price”), on the terms and conditions described herein and (ii) on the Founder Shares Closing Date, the Subscriber shall purchase from Ranadivé, and Ranadivé shall transfer and sell to the Subscriber, the number of Founder Shares indicated on the signature page hereof, in consideration for the Subscriber’s purchase price for such Founder Shares indicated on the signature page hereof (the “Founder Shares Purchase Price” and, together with the Warrant Purchase Price, the “Purchase Price”), on the terms and conditions described herein. The number of Securities and the amount of the Purchase Price indicated on the signature page hereof may be increased or decreased pursuant to Section 1(f) hereof; provided, however, that if the actual number of Public Units offered and sold in the IPO is less than 35,000,000, then the Subscriber shall not be obligated to purchase the Securities and, at the Subscriber’s option, this Agreement shall terminate and be of no further force or effect.

 (e) Purchase of the Securities. The Subscriber’s delivery of this Agreement to the Company shall be preceded or accompanied by an originally executed Form W-9, W-8BEN or W-8IMY, as applicable. The Company shall notify the Subscriber in writing of the anticipated date of the effectiveness of the Registration Statement (as defined below) (the “Effective Date”) at least three (3) Business Days (as defined below) prior to the Effective Date, and the Subscriber shall remit the Warrant Purchase Price to the Company’s transfer agent (to be held in escrow pending the consummation of the IPO), by wire transfer of immediately available funds or other means approved by the Company, on the date that is one (1) Business Day prior to the Effective Date, or such other date as the Company and the Subscriber may agree upon in writing. If the consummation of the IPO has not occurred for any reason by the date that is seven (7) Business Days after the date on which the Subscriber remitted the Warrant Purchase Price to the Company’s transfer agent, then, unless the Subscriber otherwise agrees in writing, the Company shall promptly cause its transfer agent to return the Warrant Purchase Price to the Subscriber without interest or deduction, and this Agreement shall terminate and thereafter have no force or effect. The Company shall notify the Subscriber in writing of the anticipated consummation date of the Business Combination at least three (3) Business Days prior to such date, and Ranadivé shall deliver the Founder Shares to or as instructed by the Subscriber against payment of the Founder Shares Purchase Price to accounts indicated by Ranadivé by wire transfer of immediately available funds or other means approved by Ranadivé, on the Founder Shares Closing Date, or such other date as Ranadivé and the Subscriber may agree upon in writing. As used herein, “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

 (f) Purchase of Additional Securities; Return of Unused Amount of Purchase Price. It is currently contemplated that the IPO shall raise $402,500,000 (including exercise of the underwriters’ over-allotment option in connection with the IPO (the “Over-allotment Option”)). The Subscriber agrees that if the size of the IPO is increased or decreased (subject to Section 1(d) above) for any reason (excluding an increase as a result of the Over-allotment Option being exercised), the amount of the Subscriber’s investment will be either increased or decreased, as applicable, so that the Subscriber’s percentage of the aggregate investment in Private Placement Warrants made by the Subscriber and other investors of the Company remains the same. Likewise, the percentage of Founder Shares to be sold to Subscriber compared to all other holders of the Company’s Class B common stock will remain the same. The Company shall promptly notify the Subscriber in writing of any such increase or decrease in the size of the IPO. If the size of the IPO is increased prior to the consummation of the IPO, the Subscriber agrees that it will deliver the purchase price for such additional Private Placement Warrants at a price of $1.50 per warrant to the Company as promptly as practicable after notice by the Company of such increase and, in such case, the number of Founder Shares to be sold and the Founder Shares Purchase Price to be paid by Subscriber will likewise increase. If the size of the IPO is decreased (including a decrease as a result of the Over-allotment Option not being exercised), subject to Section 1(d) above, the Company shall promptly cause its transfer agent to return the unused portion of the Warrant Purchase Price to the Subscriber without interest or deduction and a lesser number of Private Placement Warrants will be issued to Subscriber on the Warrant Closing Date and, in such case, the number of Founder Shares to be sold and the Founder Shares the Founder Shares Purchase Price to be paid by Subscriber will likewise decrease.

 2. Representations and Warranties of Subscriber. Subscriber represents and warrants as follows:

(a) (i) Subscriber is an “accredited investor” as defined by Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”) as evidenced by the attached Accredited Investor Status Checklist and has such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of Subscriber’s investment in the Securities, of making an informed investment decision with respect thereto, and has the ability and capacity to protect Subscriber’s interests. The Subscriber shall submit to the Company such further assurances of accredited status as may reasonably be requested by the Company.

(ii) Subscriber understands that the Company and the Sponsors are relying on the accuracy of these representations and warranties and understands the significance of the Subscriber’s representations and warranties to the Company and Sponsors that the Subscriber is an accredited investor. By executing this Agreement, Subscriber agrees to notify the Company of any material changes affecting Subscriber’s status prior to the Company’s acceptance of the subscription.

(b) Subscriber understands that the Securities are not presently registered and the Company and Sponsors have no obligation to register the Securities or assist the Subscriber in obtaining an exemption from registration except as described in the registration statement relating to the IPO (“Registration Statement”). Subscriber understands that the Private Placement Warrants will not be registered under the Securities Act on the ground that the issuance of the Private Placement Warrants is exempt under either Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act as a transaction by an issuer not involving any public offering and that, in the view of the SEC, the statutory basis for the exception claimed would not be present if any of the representations and warranties of Subscriber contained in this Agreement are untrue or, notwithstanding the Subscriber’s representations and warranties, the Subscriber currently has in mind acquiring any of the Securities for resale upon the occurrence or non-occurrence of some predetermined event.

(c) Subscriber is purchasing and acquiring the Securities for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part thereof for any particular price, or at any particular time, or upon the happening of any particular event or circumstance, except selling, transferring, or disposing the Securities made in full compliance with all applicable provisions of the Securities Act, the rules and regulations promulgated by the SEC thereunder, and applicable state securities laws; and that Subscriber understands that an investment in the Securities is not a liquid investment.

(d) Subscriber acknowledges that there exists no public market for the Securities, that no such public market may develop in the future, the Securities, when sold or issued, will be “restricted securities” and as a result, Subscriber acknowledges that the Securities may be required to held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Subscriber is aware of the provisions of Rule 144 promulgated under the Securities Act which permit resales of securities purchased in a private placement subject to certain limitations and to the satisfaction of certain conditions provided for thereunder, including, among other things, the existence of a public market for the securities, the availability of certain current public information about the company issuing the securities, the resale occurring not less than six months after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of securities being sold during any three-month period not exceeding specified limitations. Subscriber further acknowledges that the Securities will be subject to certain lock-up restrictions, as described in this Agreement, and may only be transferred pursuant to the terms of such lock-up. Subscriber also acknowledges that Rule 144 is not available for the resale of securities initially issued by shell companies or issuers that have been at any time previously a shell company and that Rule 144 will provide an exception to this prohibition only if (i) the Company has then ceased to be a shell company; (ii) the Company is then subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”); (iii) the Company has then filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the Company was required to file such reports and materials), other than Form 8-K reports; and (iv) at least one year has elapsed from the time that the Company filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

(e) Subscriber acknowledges that Subscriber has had the opportunity to ask questions of, and receive answers from the Company or any authorized person acting on its behalf concerning the Company’s proposed business plan and to obtain any additional information, to the extent possessed by the Company (or to the extent it could have been acquired by the Company without unreasonable effort or expense) necessary to verify the accuracy of the information received by Subscriber. In connection therewith, Subscriber acknowledges that Subscriber has had the opportunity to discuss the Company’s proposed business, management and financial affairs with the Company’s management or any authorized person acting on its behalf. Subscriber has received and reviewed all the information concerning the Securities and the Company’s business, management, financial affairs, prospects and risks, both written and oral, that Subscriber desires. In determining whether to make this investment, Subscriber has relied solely on (i) Subscriber’s own knowledge and understanding of the Company and its proposed business based upon Subscriber’s own due diligence investigations and the information furnished pursuant to this paragraph, (ii) the information described in subparagraph 2(g) below and (iii) the representations and warranties of the Company and the Sponsors made to the Subscriber in this Agreement.

(f) Subscriber has all requisite legal and other power and authority to execute and deliver this Agreement and to carry out and perform Subscriber’s obligations under the terms of this Agreement. This Agreement constitutes a valid and legally binding obligation of Subscriber, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other general principals of equity, whether such enforcement is considered in a proceeding in equity or law.

(g) Subscriber has carefully considered and has discussed with the Subscriber’s legal, tax, accounting and financial advisors, to the extent the Subscriber has deemed necessary, the suitability of this investment and the transactions contemplated by this Agreement for the Subscriber’s particular federal, state, local and foreign tax and financial situation and has independently determined that this investment and the transactions contemplated by this Agreement are a suitable investment for the Subscriber. Subscriber has relied solely on such advisors and not on any statements or representations of the Company or any of its agents. Subscriber understands that Subscriber (and not the Company) shall be responsible for Subscriber’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

(h) There are no actions, suits, proceedings or investigations pending against Subscriber or Subscriber’s assets before any court or governmental agency (nor, to Subscriber’s knowledge, is there any threat thereof) which would impair in any way Subscriber’s ability to enter into and fully perform Subscriber’s commitments and obligations under this Agreement or the transactions contemplated hereby.

(i) The execution, delivery and performance of and compliance with this Agreement and the sale and issuance of the Securities will not result in any violation of, or conflict with, or constitute a default under, any of Subscriber’s articles of incorporation, by-laws, operating agreement, partnership agreement, or trust agreement, if applicable, or any agreement to which Subscriber is a party or by which it is bound.

(j) Subscriber acknowledges that an investment in the Securities is speculative and involves a high degree of risk and that Subscriber can bear the economic risk of the purchase of the Securities, including a total loss of its investment. Subscriber acknowledges and understands and agrees that in the event the Company is unable to consummate an initial merger, stock exchange, asset acquisition or other similar business combination (the “Business Combination”) within a certain period of time following the closing of the IPO, then Subscriber may lose its entire investment.

(k) Subscriber understands that other investors in the Company, including officers and directors of the Company, may receive better terms than those being offered to the Subscriber hereby.

(l) Subscriber recognizes that no federal, state or foreign agency has reviewed, recommended or endorsed the purchase of the Securities or any facts or circumstances related thereto.

(m) Subscriber is aware that (i) the Company will have no operations and no commitments for any additional capital that may be needed in the future and (ii) the Company will be a shell company. Subscriber has experience in evaluating the risks of investing in early stage development companies and blank check companies.

(n) Subscriber represents that Subscriber is not purchasing or acquiring the Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the Internet, television or radio or presented at any seminar or meeting or any public announcement or filing of or by the Company or any of its affiliates, agents or representatives.

(o) Subscriber has carefully read each of the terms and provisions of this Agreement.

(p) No representations or warranties have been made to Subscriber by the Company, Sponsors or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company and Sponsors contained herein, and in subscribing for the Private Placement Warrants the Subscriber is not relying upon any representations other than those contained in this Agreement. Subscriber has not been furnished with any oral representation or oral information in connection with or in any way relating to the Private Placement or the proposed business or prospects of the Company.

(q) Subscriber represents and warrants it has not engaged any finder, broker, agent, financial advisor or other intermediary, nor any purchaser representative or any broker-dealer acting as a broker, that is entitled to any compensation in connection with the transactions contemplated by this Agreement.

(r) Subscriber acknowledges and understands that it will be required to waive certain redemption rights with regard to the Founder Shares, and Subscriber further acknowledges being familiar with such waivers. Subscriber further acknowledges that if the Company does not complete an initial Business Combination within the required time period, (i) the proceeds of the sale of the Private Placement Warrants will be used to fund the redemption of its public shares and (ii) that there will be no liquidating distributions from the Company’s trust account with respect to the Securities held by the Subscriber, and the Private Placement Warrants will expire worthless.

3. Representations and Warranties of the Company. The Company represents and warrants as follows:

(a) Organization. The Company is duly organized and validly existing as a Delaware corporation.

(b) Corporate Power. The Company has the power and authority to enter into, deliver and perform this Agreement and the agreements to be entered into therewith.

(c) Authorization. All necessary action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement by the Company, and the issuance and sale of the Private Placement Warrants to be sold by the Company pursuant to this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(d) Capitalization. The authorized share capital of the Company consists of, as of the date hereof:

(i) 87,500,000 shares of Class A common stock, none of which are issued and outstanding;

(ii) 12,500,000 shares of Class B common stock, 10,062,500 of which are issued and outstanding. All of the outstanding shares of Class B common stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws; and

(iii) 1,000,000 shares of preferred stock, none of which are issued and outstanding.

(e) Valid Issuance of Private Placement Warrants. The Private Placement Warrants, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement:

(i) will be free and clear of any preemptive or similar rights, taxes, security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer specified under this Agreement, the Securities Act and any applicable state securities laws;

(ii) will be duly and validly issued, fully paid and non-assessable;

(iii) will not subject the holders thereof to personal liability by reason of being such holders; and

(iv) assuming the representations and warranties of Subscriber as set forth in Section 2 hereof are true and correct, will not result in a violation of Section 5 under the Securities Act.

No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii)-(iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1).

(f) IPO. The offers and sales of securities in the IPO will be made pursuant to an effective Registration Statement and otherwise in compliance with the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws, rules and regulations.

(g) No General Solicitation. Neither the Company, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Private Placement Warrants.

(h) Governmental Consents and Filings. Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 2 and in the Accredited Investor Status Checklist attached hereto, no consent, approval, order or authorization of, or registration qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act and applicable state securities laws, if any.

(i) Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) under any provisions of the certificate of incorporation, bylaws or other governing documents of the Company, (ii) under any instrument, judgment, order, writ or decree to which the Company is a party or by which it is bound, (iii) under any note, indenture or mortgage to which the Company is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which the Company is a party or by which it is bound or (v) under any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(j) Operations. As of the date hereof, the Company has not conducted, and prior to the consummation of the IPO the Company will not conduct, any operations other than organizational activities and activities in connection with offerings of the Securities.

(k) Foreign Corrupt Practices. Neither the Company, nor any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(l) Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(m) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(n) Non-Public Information. The Company represents and warrants that none of the information conveyed to the Subscriber in connection with the transactions contemplated by this Agreement will constitute material non-public information of the Company upon the effectiveness of the Registration Statement.

 4. Representations and Warranties of the Sponsors.

(a) Each Sponsor represents and warrants, jointly and severally, as follows:

(i) Power. Each Sponsor has the power and authority to enter into, deliver and perform this Agreement.

(ii) Authorization. This Agreement has been duly and validly authorized, executed and delivered by each Sponsor and constitutes the legal, valid and binding obligation of each Sponsor enforceable against each Sponsor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(b) Ranadivé represents and warrants as follows:

(i) Founder Shares. The Founder Shares to be sold to the Subscriber:

(1) are owned by Ranadivé free and clear of any security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer under the Securities Act and any applicable state securities laws and as described in the Registration Statement;

(2) are subject to certain transfer restrictions as set forth in the Registration Statement; and

(3) will not subject the Subscriber to personal liability upon its acquisition of such shares by reason of being a holder of such shares.

 5. Additional Agreements.

(a) [Reserved]

(b) Lockup.

(i) Subscriber agrees that the Founder Shares may not be transferred, assigned or sold (except to certain permitted transferees as described in the Registration Statement) until the earlier to occur of: (1) one year after the consummation of the Business Combination and (2) the date following the completion of the Business Combination on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of its shareholders having the right to exchange their shares of common stock for cash, securities or other property. Notwithstanding the foregoing, if the closing price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, the Founder Shares will be released from the lockup. The Founder Shares shall contain a legend reflecting the foregoing lockup. Notwithstanding anything to the contrary contained herein, Subscriber shall not be prohibited from effecting a short sale with securities that do not constitute “Securities” under this Agreement.

(ii) Following the expiration of the transfer restrictions set forth in clause (i) above, if the Securities are eligible to be sold without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act, or if they are registered for resale under the Securities Act pursuant to a shelf registration statement, then at the Subscriber’s written request, the Company will use commercially reasonable efforts to cause the Company’s transfer agent to remove the legend referred to in clause (i) above, subject to compliance by the Subscriber with the reasonable and customary procedures for such removal required by the Company or its transfer agent. In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such Securities without any such legend.

(c) Registration Rights. The Company and Subscriber will enter into a registration rights agreement on the Effective Date substantially in the form provided to the Subscriber prior to the date hereof granting the Subscriber customary registration rights with respect to the Founder Shares and Private Placement Warrants (and underlying shares of Class A common stock of the Company) as described in the Registration Statement.

(d) Reduction If Subscriber Exercises Redemption Rights or Sells Shares. Subscriber acknowledges and agrees that the number of Founder Shares to be sold to Subscriber by Ranadivé shall be decreased by up to 70% (and the Founder Shares Purchase Price to be paid by Subscriber shall be decreased accordingly) if Subscriber holds less than 6.39% of the total number of shares of Class A common stock of the Company sold in the IPO (including shares sold pursuant to the Over-allotment Option) (“IPO Shares”; and 6.39% of the total number of IPO Shares being referred to herein as the “Required Number”) on the closing date of the Business Combination (with the number of IPO Shares still held by the Subscriber being referred to herein as the “Subscriber’s Number”). The percentage of Founder Shares to be sold shall be equal to (i) the Required Number less the Subscriber’s Number divided by (ii) the Required Number, up to a maximum of 70%. For the avoidance of doubt, the Subscriber shall not be required to forfeit, transfer, exchange or amend the terms of any Private Placement Warrants as a result of a decrease in the number of Founder Shares to be issued pursuant to this provision.

(e) Changes in Connection with Business Combination. If the Sponsors deem it necessary in order to facilitate the Business Combination for the holders of Founder Shares to forfeit, transfer, exchange or amend the terms of all or any portion of such Securities or to enter into any other arrangements with respect to such Securities to facilitate the consummation of the Business Combination (each, a “Change in Investment”), the Subscriber will enter into any such agreement or arrangement involving a Change in Investment (including any amendment to this Agreement, including an amendment to decrease the number of Founder Shares to be issued on the Founder Shares Closing Date) or otherwise facilitate or take any action to affect or permit any Change in Investment; provided, however, that to the extent any Change in Investment would materially and adversely affect Subscriber’s Founder Shares disproportionately to all other holders of such securities, the prior written consent of Subscriber shall be required. Notwithstanding the foregoing, the number of Founder Shares to be issued to Subscriber shall not be decreased to the extent (and only to the extent) that that the number of Founder Shares actually issued to the Subscriber would be less than 30% of the number of Founder Shares otherwise expected to be issued to it hereunder (including those issued to it in connection with any Over-allotment Closing), and no Change in Investment shall apply to, adversely affect or restrict the transfer of, such Founders Shares. For the avoidance of doubt, the Subscriber shall not be required to forfeit, transfer, exchange or amend the terms of any Private Placement Warrants in connection with a Change in Investment.

(f) Provision of Information. The Sponsors shall provide Subscriber with regular updates on the Company’s search for a target business with which to consummate the Business Combination and prompt notice of any material adverse change, regulatory inquiry, investigation, penalty or other similar event that occurs with respect to the Company, in each case subject to Subscriber executing a customary confidentiality agreement acceptable to the Company and Subscriber specifically agreeing to receive the foregoing information.

(g) Waiver of Rights in Trust Account. Subscriber hereby agrees that, except with respect to any IPO Shares or any shares of Class A common stock purchased by it in the aftermarket, it does not have any right, title, interest or claim of any kind in or to any monies to be held in the trust account of the Company to be formed in connection with the IPO and waives any claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the trust account for any reason whatsoever.

(h) Use of Subscriber’s Name. Neither the Company nor the Sponsors will, without the written consent of the Subscriber in each instance, use in advertising, publicity or otherwise the name of the Subscriber or any of its affiliates, or any director, officer or employee of the Subscriber, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the Subscriber or its affiliates or any information relating to the business or operations of the Subscriber or its affiliates (including, for the avoidance of doubt, any investment vehicles, funds or accounts managed thereby). Notwithstanding the foregoing, the Company may disclose the Subscriber’s name and information concerning the Subscriber (A) to the extent required by law, regulation or regulatory request, including in the Registration Statement or (B) to the Company’s lawyers, independent accountants and to other advisors and service providers who reasonably require Subscriber’s information in connection with the provision of services to the Company, are advised of the confidential nature of such information and are obligated to keep such information confidential. The Company and the Sponsor agree to provide to the Subscriber for Subscriber’s review any disclosure in any registration statement, proxy statement or other document in advance of the submission, filing or disclosure of such document in connection with the transactions contemplated by this Agreement with respect to the Subscriber or any of its affiliates, and will not make any such submission, filing or disclosure without including any revisions reasonably requested in writing by the Subscriber or to the extent the Subscriber has a good faith objection to such submission, filing or disclosure.

6. Miscellaneous.

(a) Notices. Any notice or other document required or permitted to be given or delivered to the parties hereto shall be in writing and sent: (i) by fax if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (ii) by registered or certified mail with return receipt requested (postage prepaid) or (iii) by a recognized overnight delivery service (with charges prepaid).

If to the Company or Sponsors, at:

BowX Acquisition Corp.

2400 Sand Hill Rd Suite 200

Menlo Park, CA 94025

Attention: Vivek Ranadive

Fax: (212) 818-8881

With a copy which shall not constitute notice to:

Graubard Miller

405 Lexington Avenue, 11th Floor

New York, New York 10174

Attention: David Alan Miller, Esq. / Jeffrey M. Gallant, Esq.

Fax: (888) 225-0104 / (888) 225-1565

If to the Subscriber, at its address set forth on the signature page to this Agreement, or such other address as Subscriber shall have specified to the Company in writing.

(b) Entire Agreement; Amendments; Assignment. This Agreement, together with any other documents, instruments and writings that are delivered pursuant hereto or referenced herein, represents the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof of the transactions contemplated hereby. This Agreement may be terminated, modified, waived or amended only by a writing executed and delivered by both parties. No right or obligation of a party shall be assigned or otherwise transferred without prior notice to and the written consent of the other party. Any assignment or transfer in violation of the foregoing shall be null and void.

(c) Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

(d) Law Governing this Agreement. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of law principals.

(e) Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f) WAIVER OF JURY TRIAL. EACH PARTY HERETO (INCLUDING ITS AFFILIATES, AGENTS, OFFICERS, DIRECTORS AND EMPLOYEES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(g) Specific Enforcement; Consent to Jurisdiction. The Company, Sponsor and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. The parties hereby irrevocably and unconditionally (i) submit to the jurisdiction of the state courts of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

  (h) Drafting. This Agreement shall not be construed for or against a party based upon authorship.

  (i) Captions; Certain Definitions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement. As used in this Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or any other legal entity and a government or any department or agency thereof.

(j) Severability. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

(k) Expenses. Each of the Company and the Subscriber will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. The Company shall be responsible for the fees of its transfer agent, stamp taxes and all of The Depository Trust Company’s fees associated with the issuance of the Securities and the securities issuable upon conversion or exercise of the Securities.

(l) Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements (but subject in any case to the provisions of Section 5(i) hereof), unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement. Notwithstanding the foregoing, the Subscriber shall be permitted to disclose any information to its affiliates and its and their respective directors, officers, employees, advisors, director or indirect owners, agents and representatives, in each case so long as such person or entity has been advised of the confidentiality obligations hereunder; provided that the Subscriber shall be liable for any breach of such confidentiality obligations by any such person or entity.

(m) Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the consummation of the transactions contemplated by this Agreement.

IN WITNESS WHEREOF, Subscriber has caused this Agreement to be executed as of the date indicated below.

Number of Private Placement Warrants to be purchased at $1.50 per warrant
Purchase price for Private Placement Warrants (based on $402,500,000 IPO, including the Over-allotment Option*)
Number of Founder Shares to be sold at approximately $0.002 per share
Purchase Price for Founder Shares
Purchase Price

SUBSCRIBER:

By:
Name:
Title:

Date: July 16, 2020

Taxpayer I.D. No. (if applicable / US Only): _______________

Subscriber’s Address for Notices:

SUBSCRIBER TO COMPLETE

Accredited Investor Status Checklist:

Please check one or more of the following definitions of “accredited investor,” if any, which applies to you. If none of the following applies to you, you may not qualify to take parting this offering.

☐	A Bank as defined in Section 3(a)(2) of the Securities Act, or any savings association or institution as defined in Section 3(a)(5)(A) of the Securities Act.

☐	Any broker or dealer registered pursuant to Section 15 of the Exchange Act.

☐	An insurance company as defined in Section 2(13) of the Securities Act.

☐	Investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a business development company as defined in Section 2(a)(48) of the Investment Company Act.

☐	Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

☐	Plan established and maintained by a state, or its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

☐	Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended, if the investment decision is made by a plan fiduciary, as defined in the Securities Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the plan has assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors.

☐	A Private Business Development Company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

☐	An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation or Partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

☐	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of purchase exceeds $1,000,000. For purposes hereof net worth shall be deemed to include ALL of your assets, liquid or illiquid (including such items as home, furnishings, automobile and restricted securities) MINUS any liabilities (including such items as home mortgages and other debts and liabilities).

☐

A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

For purposes hereof the term “income” is not limited to “adjusted gross income” as that term is defined for federal income tax purposes, but rather includes certain items of income which are deducted in computing “adjusted gross income.” For investors who are salaried employees, the gross salary of such investor, minus any significant expenses personally incurred by such investor in connection with earning the salary, plus any income from any other source including unearned income, is a fair measure of “income” for purposes hereof. For investors who are self-employed, “income” is generally construed to mean total revenues received during the calendar year minus significant expenses incurred in connection with earning such revenues.

☐	A trust, with assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2) (ii) of Regulation D of the Securities Act.

☐	Any entity in which all of the equity owners are Accredited Investors.

☐	A director or officer of the Company.

Acceptance and Agreement:

 IN WITNESS WHEREOF, each of the Company and Sponsors has caused this Agreement to be executed, and the foregoing subscription accepted and agreed to, as of the date indicated below.

BOWX ACQUISITION CORP.

By:
Name:
Title:

VIVEK RANADIVÉ

MURRAY RODE

Date: _____________, 2020